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                                                                      Exhibit 11




                          CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of Dresdner RCM Equity Funds, Inc.
Re:         Dresdner RCM Large Cap Growth Fund
            Dresdner RCM Global Small Cap Fund
            Dresdner RCM Global Technology Fund
            Dresdner RCM Global Health Care Fund
            Dresdner RCM Biotechnology Fund
            Dresdner RCM Emerging Markets Fund



We hereby consent to the incorporation by reference of our reports dated February 20, 1998 on our audit of the financial statements and financial highlights of the Dresdner RCM Large Cap Growth Fund, Dresdner RCM Global Small Cap Fund, Dresdner RCM Global Technology Fund, Dresdner RCM Global Health Care Fund, Dresdner RCM Biotechnology Fund and Dresdner RCM Emerging Markets Fund, as of December 31, 1997 in the Statement of Additional Information with respect to the Post-Effective Amendment to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of the Dresdner RCM Equity Funds, Inc. We further consent to the reference to our Firm under the captions "Financial Highlights" and "Independent Accountants" in the Prospectus and Statement of Additional Information.

                                          /s/ Coopers & Lybrand L.L.P.


                                          COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
April 30, 1998